Exhibit 99.1

TIAA REAL ESTATE ACCOUNT
FREQUENTLY ASKED QUESTIONS

____________________________________________________________________________________________

A.INVESTMENT OBJECTIVE AND STRATEGY/ACCOUNT COMPOSITION
A1.    About the TIAA Real Estate Account
A2.    What is the investment objective and the investment strategy of the Real Estate Account?
A3.    What can the Real Estate Account invest in?
A4.    Are investments in the Real Estate Account leveraged?
A5. Are the Real Estate Account’s investments wholly-owned or are there joint-venture partnerships?
A6. Is the Real Estate Account invested in any international properties?
A7. What is the Real Estate Account’s asset allocation across property types and regions?

B.ACCOUNT MANAGEMENT AND PROCESS
B1.    How is the Real Estate Account managed?
B2.    How is the real estate research function organized?
B3.    How are properties selected for the Real Estate Account?
B4.    How are properties allocated between the various real estate portfolios managed by TIAA or its affiliates?
B5.    Who manages the properties owned by the Real Estate Account?
B6.    Why is the expense ratio of the Real Estate Account higher than that of other TIAA products?
B7.    How does the Real Estate Account guarantee liquidity?
B8.    What is the Real Estate Account’s policy on holding cash?

C.ACCOUNT AND PROPERTY VALUATION
C1.    How are properties in the Real Estate Account valued?
C2.    How are daily unit values derived for the Real Estate Account when real estate transactions don’t occur every day?
C3.    What is a capitalization rate?

____________________________________________________________________________________________

Exhibit 99.1

TIAA REAL ESTATE ACCOUNT
FREQUENTLY ASKED QUESTIONS

D.INVESTOR TRANSACTIONS
D1.    How often can I transfer/sell units in and out of the Real Estate Account?
D2.    Why are transfers in and out of the Real Estate Account limited?
D3.    How does the Real Estate Account guarantee liquidity?
D4.    What is the role of the independent fiduciary as it pertains to TIAA’s ownership of liquidity units?
E.ANNUITIZATION FROM THE REAL ESTATE ACCOUNT
E1.    What is an annuity?
E2.    Do I have to annuitize my Real Estate Account balance?
E3.    If I annuitize my accumulation, how often will my payments change?
F.ACCOUNT INVESTMENT RISKS
F1.    What are the Real Estate Account’s investment risks?
F2.    Are the properties in the Real Estate Account insured for losses due to natural disasters, terrorism or vandalism?
F3.    How is investment risk managed in the Real Estate Account?
G.PERFORMANCE: RISK INDICATORS
G1.    What is the Real Estate Account’s beta?
G2.    What is the Real Estate Account’s volatility and how does it compare to that of other asset classes?
G3.    Is the Real Estate Account a good diversifier?
G4.    What is the Sharpe Ratio of the Real Estate Account?
H.PERFORMANCE: RETURN INDICATORS
H1.    What are the historical total returns of the Real Estate Account?
H2.    How do the Real Estate Account returns compare to public stock and bond investments?
H3. What are the Real Estate Account’s comparison indices and how does the Real Estate Account’s performance compare to that of comparison indices?
H4.    What is the difference between the actual total returns and the adjusted total returns?
H5.    What are the Internal Rates of Return (IRR) for the Real Estate Account?
H6.    Is the Real Estate Account included in a GIPS compliant composite?
I.MISCELLANEOUS
I1.    Is there a difference between investing in the Real Estate Account and a REIT (Real Estate Investment Trust) fund?

Exhibit 99.1

TIAA REAL ESTATE ACCOUNT
FREQUENTLY ASKED QUESTIONS

I2.    Is there a real estate peer group or Morningstar category for the Real Estate Account?
I3.    Where can I get more detailed information about the Real Estate Account?

FREQUENTLY ASKED QUESTIONS
____________________________________________________________________________________________

A. INVESTMENT OBJECTIVE AND STRATEGY/ACCOUNT COMPOSITION
A1. ABOUT THE TIAA REAL ESTATE ACCOUNT
The TIAA Real Estate Account (the "Account") provides individual plan participants, under individual and group accumulating annuity contracts and payout annuity contracts, the ability to make an allocation to an investment option focused primarily on directly-owned real estate and real estate related assets while offering guaranteed daily liquidity, subject to certain restrictions and limitations.
Please see the TIAA Real Estate Account Prospectus for more information.
A2. WHAT IS THE INVESTMENT OBJECTIVE AND THE INVESTMENT STRATEGY OF THE REAL ESTATE ACCOUNT?
Investment Objective
The Account seeks to generate favorable total returns primarily through the rental income and appreciation of a diversified portfolio of directly held, private real estate investments and real estate-related investments while offering investors guaranteed, daily liquidity.
Investment Strategy
The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related investments (including real estate-related securities). The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, including the four primary sectors of office, industrial, multi-family, retail, and alternative real estate sectors (such alternative sectors are defined as real estate outside of the four primary sectors noted above). The Account is targeted to hold between 65% and 85% of its net assets in such direct ownership interest at any time. These ownership interests may be held through joint ventures. As of September 30, 2022, the Account held 21.3% of its total investments via joint ventures. On a long-term basis, the Account targets to hold no more than 10% of its net assets in liquid real estate-related securities, such as equity interests in public real estate investment trusts.
The Account will invest the remaining portion of its assets in liquid, fixed income investments: namely, U.S. Treasury securities, securities issued by U.S. or foreign government agencies or sponsored entities, corporate debt securities, asset-backed securities, money market instruments and stock of companies that do not primarily own or manage real estate. The Account targets to hold not less than 15% and not more than 25% of its net assets in such liquid, fixed income investments.
However, from time to time the Account’s liquid, fixed income investments (which are intended to comprise between 15% and 25% of the Account’s net assets) will comprise less than 15% (and possibly less than 10%) of the Account’s assets, particularly during and immediately following periods of significant net participant outflows. In addition, the Account, from time to time and on a temporary basis, may hold in excess of 25% of its net assets in liquid, fixed income securities, particularly during times of significant inflows into the Account and/or when there is a lack of attractive real estate-related investments available in the marketplace.
Finally, primarily due to management’s need to manage fluctuations in cash, in particular during and immediately following periods of significant investor net transfer activity into or out of the Account, it may, on a temporary basis (i) exceed the upper end of its targeted holdings (currently 35% of the Account’s net assets) in liquid securities of all types, including both liquid, fixed income securities and liquid real estate-related securities, such as real estate investment trusts ("REITs") and commercial mortgage-backed securities (“CMBS”), or (ii) be below the low-end of its targeted holdings in such liquid securities (currently targeted at 15% of the Account’s net assets).
A3. WHAT CAN THE REAL ESTATE ACCOUNT INVEST IN?
The Account can invest in, but is not limited to investing in, the following:
Real estate-related assets:
▪Direct ownership interests in real estate,
▪Direct ownership of real estate through interests in joint ventures,

FREQUENTLY ASKED QUESTIONS
____________________________________________________________________________________________

▪Indirect interests in real estate through real estate-related securities, such as:
- real estate limited partnerships,
- real estate investment trusts (REITs), which may consist of common or preferred stock interests,
- investments in equity or debt securities of companies whose operations involve real estate (i.e., that primarily own or manage real estate) but that may not be REITs, and conventional commercial mortgage loans, participating mortgage loans, secured mezzanine loans and collateralized mortgage obligations, including CMBS and other similar investments.
Liquid, fixed income investments:
▪U.S. Treasury securities,
▪Securities issued by U.S. or foreign government agencies or U.S. government sponsored entities,
▪Corporate debt or asset-backed securities,
▪Money market instruments, and
▪Stock of companies that do not primarily own or manage real estate.

Please see the TIAA Real Estate Account Form 10-Q for its latest portfolio composition.
A4. ARE INVESTMENTS IN THE REAL ESTATE ACCOUNT LEVERAGED?
The Account may borrow money at the Account level and/or assume or obtain a mortgage on an individual investment or property, i.e., make leveraged real estate investments. The Account may use leverage within certain limitations. Under the Account’s current investment guidelines, management intends to maintain the Account’s “loan-to-value ratio” at or below 30% with a targeted loan-to-value ratio of 20% or less. The Account’s loan-to-value ratio at any time is based on the outstanding principal amount of the Account’s debt to the Account’s total gross asset value. This ratio will be measured at the time of any debt incurrence and will be assessed after giving effect thereto.
As of September 30, 2022, the Account’s loan-to-value ratio was approximately 16.3%. As the Account’s total assets fluctuate from time to time (due to valuation adjustments on the underlying assets or otherwise), the Account’s total borrowings as a percentage of its assets will fluctuate, even without the incurrence of additional leverage at such time. On any individual property, leverage is limited to 70% of the value of the property at the time of purchase or when debt is placed. For example, if the Account purchases a property for $10 million, it may obtain a mortgage of $7 million and provide $3 million in cash. If a property purchased with debt declines in value, leverage may then exceed 70% of the value of the property.
On September 16, 2022, the Account entered into a credit agreement ("Credit Agreement") with a syndicate of third-party bank lenders comprised of revolving credit loans ("Line of Credit") up to $500 million and up to $500 million in term loans ("Term Loans"). Proceeds of borrowing under the Credit Agreement can be used for ordinary course of business, including to finance certain real estate portfolio investments. The Credit Agreement matures in 2024.
The Account previously had a fully drawn $500 million unsecured line of credit that was scheduled to mature on September 20, 2022, that was paid off and terminated concurrently with the Account entering into the Credit Agreement.
On June 10, 2022, the Account entered into a note purchase agreement ("Note Purchase Agreement") with certain qualified institutional purchasers, pursuant to which the Account issued $500 million of debt securities (the "Senior Notes"). The Senior Notes include Series A senior notes and Series B senior notes, each of which mature in 2029 and 2032, respectively. All of the Account's aggregate indebtedness, including the Line of Credit and Term Loans under the Credit Agreement and the Senior Notes under the Note Purchase Agreement, are included in the Account's loan-to-value ratio.
For more information, please refer to the general investment and operating policies section of the latest TIAA Real Estate Account’s Prospectus.

FREQUENTLY ASKED QUESTIONS
____________________________________________________________________________________________

A5. ARE THE REAL ESTATE ACCOUNT’S INVESTMENTS WHOLLY-OWNED OR ARE THERE JOINT-VENTURE PARTNERSHIPS?
The majority of the Account’s direct real estate investments are wholly-owned. The Account does hold a portion of its assets with co-ownership through a variety of joint ventures. As of September 30, 2022, the Account held 21.3% of its total investments via joint ventures.
A6. IS THE REAL ESTATE ACCOUNT INVESTED IN ANY INTERNATIONAL PROPERTIES?
The Account from time to time may make foreign real estate and real estate-related investments. Such foreign investments have never represented more than 7.5% of the Account's net assets and management does not intend such foreign investments to exceed 10% of the Account's net assets. As of September 30, 2022, the Account held $34.1 million in foreign real estate investments, which represents 0.1% of net assets.
A7. WHAT IS THE REAL ESTATE ACCOUNT’S ASSET ALLOCATION ACROSS PROPERTY TYPES AND REGIONS?
The Account’s asset allocation by property type and region as of September 30, 2022 is as follows:

Region	%	Property Type	%
West	39.1%	Office	27.5%
East	26.5%	Apartment	26.7%
South	30.6%	Industrial	28.4%
Midwest	3.7%	Retail	12.2%
Foreign	0.1%	Other	5.2%
For more information on the Account’s current portfolio, please see the TIAA Real Estate Account 10-Q.
B. ACCOUNT MANAGEMENT AND PROCESS
B1. HOW IS THE REAL ESTATE ACCOUNT MANAGED?
The Account is managed by a dedicated portfolio management team of officers of Teachers Insurance and Annuity Association of America ("TIAA"). The TIAA portfolio management team is supported by members of Nuveen Real Estate, an affiliate of TIAA (“NRE”). The NRE team as well as real estate professionals of other TIAA affiliates are responsible for the management of approximately $154 billion (as of September 30, 2022) in global real estate investments, which includes assets outside of the Account's portfolio. In addition, the TIAA portfolio management team for the Account is supported by other real estate and investment professionals of other TIAA affiliates who manage direct real estate assets, real estate investment trusts (REITs), other real estate-related investments and the non-real estate related holdings of the Account including the Account's liquid, fixed income investments.
For more information, please see the latest TIAA Real Estate Account’s Prospectus- Appendix A, under the Portfolio Management Team section.
B2. HOW IS THE REAL ESTATE RESEARCH FUNCTION ORGANIZED?
The TIAA portfolio management team for the Account is supported by a dedicated team of six research professionals in NRE. Through a combination of internal analysis and a wide array of external data and resources, the NRE research team provides an in-depth evaluation of real estate and capital markets, local demographics and the underlying macroeconomic forces that affect real estate market conditions.
B3. HOW ARE PROPERTIES SELECTED FOR THE REAL ESTATE ACCOUNT?
An annual business plan is prepared that provides an overall strategy for the Account. As part of this plan, certain geographic markets are targeted based on extensive research. In addition to geographic diversification, property-type (sector) diversification is also a factor in the selection of properties. These decisions are driven by a variety of factors, including market conditions and how the property-type and location complement the Account’s existing assets. The strategy is implemented by senior management and a team of acquisition professionals.

FREQUENTLY ASKED QUESTIONS
____________________________________________________________________________________________

B4. HOW ARE PROPERTIES ALLOCATED BETWEEN THE VARIOUS REAL ESTATE PORTFOLIOS MANAGED BY TIAA OR ITS AFFILIATES?
When two or more accounts have interest in acquiring the same property or properties, a strict rotation system is used under a written allocation procedure as adopted by TIAA and its NRE affiliates and modified from time to time, subject to certain exceptions. Under this procedure, the interested account highest on the list will be allowed to pursue the transaction first, and then that account will drop to the bottom of the rotation for new investments in that particular sector. This rotation system is employed on a sector-by-sector basis in the office, retail, industrial, multifamily, senior housing, student housing and other sectors. This means that an account (including the Real Estate Account) could, at any one time, be at the top or the bottom of the rotation for new investment opportunities in any of the sectors in which the Account could invest.
For additional details, please see the latest TIAA Real Estate Account’s Prospectus, under the section “Establishing and Managing the Account - The Role of TIAA.”
B5. WHO MANAGES THE PROPERTIES OWNED BY THE REAL ESTATE ACCOUNT?
The Account typically hires nationally or regionally recognized commercial real estate property management firms, which have local companies or offices to perform the onsite daily management of the properties.
B6. WHY IS THE EXPENSE RATIO FOR THE REAL ESTATE ACCOUNT HIGHER THAN THAT OF OTHER TIAA PRODUCTS?
The Account’s expense ratio is high in relation to other TIAA retirement products for several reasons. The Account incurs expenses that do not affect other TIAA investment products, including independent fiduciary fees, commercial real estate appraisal fees, and the liquidity guarantee premium (discussed below). However, it should be noted that the Account’s expense ratio is low compared with other real estate related variable annuities as reported by Morningstar*.
* The current total estimated annual expense deduction from the Account’s net assets is 0.770% for the period May 1, 2022 to April 30, 2023.
For more information, please see the section of the latest TIAA Real Estate Account’s Prospectus entitled “Expense deductions.”
B7. HOW DOES THE REAL ESTATE ACCOUNT GUARANTEE LIQUIDITY?
The Account traditionally allocates a significant portion of its assets to liquid non-real estate related investments, as well as to real estate related securities. The Account’s liquid assets, together with cash flow from operating activities and participant transactions, are available to purchase directly owned real estate, to meet the Account’s expense needs and to provide liquidity to Account investors, when an investor elects to redeem units, i.e., through cash withdrawals, benefit payments, or transfers. In addition, under the Account’s investment guidelines, the Account may borrow money (subject to the leverage limitations as explained in FAQ # A4) that may include borrowing from an unsecured line of credit.
The Account has historically held between 15% and 25% of its net assets in liquid, fixed income investments, i.e., U.S. Treasury securities, government agency bonds and cash and commercial paper, in accordance with its stated investment strategy. In addition, the Account holds liquid real estate-related securities, such as REITs and commercial mortgage backed-securities, from time to time.
In the event that the Account’s level of liquidity is not sufficient to meet participant redemption demands, the TIAA General Account will purchase accumulation units issued by the Account (sometimes called liquidity units) in accordance with its liquidity guarantee. This liquidity guarantee is not a guarantee of either investment performance or the value of units in the Account.
For more information, please see the latest TIAA Real Estate Account’s Prospectus under Establishing and Managing the Account - The Role of TIAA in the section entitled “Liquidity Guarantee”.

FREQUENTLY ASKED QUESTIONS
____________________________________________________________________________________________

B8. WHAT IS THE REAL ESTATE ACCOUNT’S POLICY ON HOLDING CASH?
Cash and cash equivalents are generally held in the form of liquid securities that are easily converted to cash. Please see the FAQ # B7 above for additional information.
C. ACCOUNT AND PROPERTY VALUATION
C1. HOW ARE PROPERTIES IN THE REAL ESTATE ACCOUNT VALUED?
The properties are valued on a fair value basis. Each property is valued on a quarterly basis by independent third-party appraisers who are MAI (Member, Appraisal Institute) or its European equivalent, RICS (Royal Institute of Chartered Surveyors) certified appraisers. MAI and RICS are professional designations for appraisers who are experienced in the valuation and evaluation of commercial, residential and other types of properties. TIAA also has an internal appraisal staff that is generally comprised of MAI (or RICS) certified appraisers and oversees the entire appraisal process, in conjunction with the Account’s independent fiduciary. Additional appraisals and valuations of the Account’s properties may be performed outside of the quarterly appraisal process as facts and circumstances at a specific property change (for example, when bids are obtained for properties held for sale, and/or upon the insolvency of a large tenant or tenants). The Account’s independent fiduciary oversees the entire valuation process and can also require additional appraisals if it believes a property’s value might have changed materially and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately. The independent fiduciary must also approve any valuation change where a property’s value changed by more than 6% from the most recent independent annual appraisal, or if the value of the Account would change by more than 4% within any calendar quarter or more than 2% since the prior month.
The fair value of a real estate property is an estimate of the most probable price for which a property would sell in a competitive market environment under all conditions requisite to a fair sale. Determination of fair value involves judgment because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction.
The property appraisals are performed in accordance with the Uniform Standards of Professional Appraisal Practices (USPAP), the real estate industry standards created by the Appraisal Foundation (or equivalent standards for a non-U.S. property). Where there is a mortgage on the property, it is valued and reported separately and the property is valued as if it were free and clear of the mortgage. When conducting appraisals, appraisers consider the three approaches to value: the cost approach, the sales comparison approach and the income approach. In most cases, when appraising an income-producing property, the income approach is the most relevant method, specifically the discounted cash flow analysis. However, in some cases, an income approach via direct capitalization may be appropriate.
For more information, please refer to the latest TIAA Real Estate Account 10-Q or the TIAA Real Estate Account’s Prospectus under the section “Valuing the Account’s Assets.”
C2. HOW ARE DAILY UNIT VALUES DERIVED FOR THE REAL ESTATE ACCOUNT WHEN REAL ESTATE TRANSACTIONS DON’T OCCUR EVERY DAY?
The daily unit value of the Account is derived at the close of each business day. The Account’s daily unit values are primarily driven by the underlying values of the properties and other portfolio investments owned by the Account, but the daily value also takes into account the value of the Account’s other assets, an estimated daily equivalent of net operating income from its properties and other investments, actual net operating income (to the extent such item differs from the estimated income accrued) and the Account’s liabilities (including the fees and expenses attributable to operating the Account).
In general, the Account obtains appraisals for each real estate property on a quarterly basis, which is intended to result in appraisal adjustments, and thus adjustments to the valuation of the Account’s holdings (to the extent adjustments are needed) that happen regularly throughout each quarter and not on one specific day in each period. The remaining assets in the Account are primarily marketable securities that are priced on a daily basis.

FREQUENTLY ASKED QUESTIONS
____________________________________________________________________________________________

It is important to note that the Account generally obtains appraisals on a quarterly basis (although more frequent valuations or appraisals may occur as specific facts and circumstances at a specific property change) and as such, there may be circumstances in the interim in which the true realizable value of a property is not reflected in the Account’s daily net asset value calculation or in the Account’s periodic financial statements. This disparity may be more apparent when the commercial and/or residential real estate markets experience an overall and possibly dramatic decline (or increase) in property values in a relatively short period of time between appraisals. For example, appraised property values may prove to be too high in a rapidly declining commercial real estate market, and appraised values may not reflect the actual realizable value of a real estate asset that would be obtained in a rush sale where time was of the essence.
For more information, please see the sections of the latest TIAA Real Estate Account’s Prospectus entitled “Valuing the Account’s Assets” and “Risks”.
C3. WHAT IS A CAPITALIZATION RATE?
A capitalization rate (cap rate) can be described as a property’s income yield, calculated as net operating income divided by property value and expressed as a percentage. It can be calculated using historical net operating income or projected net operating income. Cap rates are often used to estimate property values when detailed cash flow analyses are not available. Estimated cap rates are generally derived from observing sales prices of competitively similar properties adjusted for geographic and property specific differences.
D. INVESTOR TRANSACTIONS
D1. HOW OFTEN CAN I TRANSFER/SELL UNITS IN AND OUT OF THE REAL ESTATE ACCOUNT?
Transfers and Withdrawals out of the Account
Transfers out of the Account to a TIAA or CREF account or into another investment option can be executed at any time but are limited to once per calendar quarter, although some plans may allow systematic transfers that result in more than one transfer per calendar quarter and certain other limited exceptions to this restriction apply. Investors may make cash withdrawals subject to the terms of their employer's plan.
Transfers into the Account
Generally, investors may transfer funds into the Account at any time (subject to the terms of an employer’s plan and applicable law). Individual investors are limited from making “internal funding vehicle transfers” into their Account accumulation if, after giving effect to such transfer, the total value of such investor's Account accumulation (under all contracts issued to such participant) would exceed $150,000. This limitation may vary for certain IRA contracts issued in the state of Florida and is subject to certain exceptions, which are described below and identified in more detail in the relevant contract or endorsement form. As of the date hereof, all jurisdictions in which the Account is offered have approved this limitation, but the effective date of the limitation as applies to an individual investor will be reflected on his or her contract or endorsement form.
This limitation applies only to contracts in the pay-in stage, i.e. deferred annuity contracts. The limitation will not apply to contracts in the pay-out stage, i.e. immediate annuity contracts and certain group contracts. Minimum Distribution Option (MDO) contracts will be subject to the limitation and treated like a deferred annuity contract.
Under this limitation, an “internal funding vehicle transfer” means the movement (or attempted movement) of accumulations from any of the following to the Account:
▪a TIAA Traditional Annuity accumulation,
▪a TIAA Real Estate Account accumulation (from one contract to another),
▪a companion College Retirement Equities Fund (CREF) certificate,
▪other TIAA insurance separate account accumulations, and
▪any other funding vehicle accumulation that is administered by TIAA or CREF on the same record-keeping system as the contract.

There are exceptions to this limitation, including:

FREQUENTLY ASKED QUESTIONS
____________________________________________________________________________________________

▪Systematic Transfers and Withdrawals
▪Automatic Rebalancing Activity
▪Transfer Payout Annuity (TPA) payments
▪Any transaction arising from a TIAA-sponsored advice product/service

This limitation does not apply to most types of premium contributions. The $150,000 threshold, as well as the specific transactions to which the limitation applies, will be reevaluated periodically and may be adjusted by TIAA.
Please read the latest TIAA Real Estate Account’s Prospectus carefully for more information.
D2. WHY ARE TRANSFERS IN AND OUT OF THE REAL ESTATE ACCOUNT LIMITED?
Transfers in and out of the Account are limited because excessive transfer activity can make prudent cash management more challenging for the Account’s management team. The Account’s investment strategy is to invest between 75% and 85% of its net assets directly in real estate and real estate-related investments, and a key aspect of the Account’s strategy is not to be a market timer in purchasing and disposing of directly owned real estate properties. In essence, the Account is traditionally a real estate investor with a long-term investment perspective. Having inflows (and corresponding outflows) as predictable as possible allows the most efficient portfolio management from a long-term investment perspective, which we believe best serves the interests of investors.
In addition, the quarterly restriction on transfers out of the Account was imposed to dissuade investors with a short-term investment horizon and/or market timing strategists from using the Account for speculative purposes or short-term gains, which could work to the detriment of all other investors. Real estate assets are not as liquid as public market securities; they generally require a longer-term investment horizon and require an extended period of time to buy and sell.
D3. HOW DOES THE REAL ESTATE ACCOUNT GUARANTEE LIQUIDITY?
The Account traditionally allocates a significant portion of its assets to liquid non-real estate-related investments, as well as to real estate related securities. The Account’s liquid assets, together with cash flow from operating activities and participant transactions, are available to purchase directly owned real estate, to meet the Account’s expense needs and to provide liquidity to Account investors, when an investor elects to redeem units, i.e., through cash withdrawals, benefit payments, or transfers. In addition, under the Account’s investment guidelines, the Account may borrow money (subject to the leverage limitations as explained in FAQ # A4) that may include borrowing from an unsecured line of credit.
The Account has historically held between 15% and 25% of its net assets in liquid, fixed income investments, i.e., U.S. Treasury securities, government agency bonds and cash and commercial paper, in accordance with its stated investment strategy. In addition, the Account holds liquid real estate-related securities, such as REITs and commercial mortgage backed-securities, from time to time.
In the event that the Account’s level of liquidity is not sufficient to meet investor redemption demands, the TIAA General Account will purchase accumulation units issued by the Account (sometimes called liquidity units) in accordance with its liquidity guarantee. This liquidity guarantee is not a guarantee of either investment performance or the value of units in the Account.
For more information, please see the latest TIAA Real Estate Account’s Prospectus under “Establishing and managing the Account - The role of TIAA” in the section entitled “Liquidity Guarantee”.
D4. WHAT IS THE ROLE OF THE INDEPENDENT FIDUCIARY AS IT PERTAINS TO TIAA’S OWNERSHIP OF LIQUIDITY UNITS?
As disclosed in the Account’s prospectus, among other responsibilities, the Account’s independent fiduciary, Situs AMC Real Estate Valuation Services, LLC (formerly known as RERC, LLC) has certain responsibilities with respect to TIAA’s purchase of liquidity units, including reviewing the purchase and redemption of liquidity units by TIAA to ensure the Account uses the correct unit values. In addition, the independent fiduciary’s responsibilities include establishing the percentage of total accumulation units that TIAA’s ownership should not exceed (the “trigger point”),

FREQUENTLY ASKED QUESTIONS
____________________________________________________________________________________________

creating a method for changing the trigger point, as well as participating in any reduction of TIAA’s ownership interest below the trigger point, and overseeing and approving the Account's Valuation Policy, among others.
For more information regarding the role of the independent fiduciary, please refer to the TIAA Real Estate Account’s Prospectus.
E. ANNUITIZATION FROM THE REAL ESTATE ACCOUNT
E1. WHAT IS AN ANNUITY?
Annuities are often guaranteed income insurance products. Annuities convert accumulations to a series of payments that you'll receive at a future date.
Please read the latest TIAA Real Estate Account's Prospectus carefully for more information.
E2. DO I HAVE TO ANNUITIZE MY REAL ESTATE ACCOUNT BALANCE?
No. Investors are not required to do so but have the option of annuitizing all of their Real Estate accumulations, some, or none at all.
E3. IF I ANNUITIZE MY ACCUMULATION, HOW OFTEN WILL MY PAYMENTS CHANGE?
Investors that choose to annuitize all or a portion of their Real Estate Account accumulations can opt to have payments change annually or monthly based of the performance of the Real Estate Account. Annuity payments are variable and can increase or decrease either annually or monthly based on an Assumed Investment Return of 4%.
Please read the latest TIAA Real Estate Account's Prospectus carefully for more information.
F. ACCOUNT INVESTMENT RISKS
F1. WHAT ARE THE REAL ESTATE ACCOUNT’S INVESTMENT RISKS?
The Account is subject to certain risks, which include but are not limited to, market and investment style risk, as well as valuation risk. The ownership of real estate has specific risks in addition to the risks associated with general economic conditions, including fluctuations in property values, fluctuations in expenses, lower income than expected, risks associated with appraisals, risks associated with participant transactions, risks and costs associated with the use of leverage, potential uninsured losses, potential environmental problems and other possible liabilities. The Account’s concentration in the real estate asset class (and in particular, to the extent it may be concentrated in one sector within the real estate asset class, such as office or retail) makes it subject to greater risk and more volatility than diversified portfolios, and its value may be substantially influenced by economic events affecting the real estate industry at the time.
For a detailed discussion of the investment risks associated with the Real Estate Account, please see the TIAA Real Estate Account’s Prospectus, under the “Risks” section.
F2. ARE THE PROPERTIES IN THE REAL ESTATE ACCOUNT INSURED FOR LOSSES DUE TO NATURAL DISASTERS, TERRORISM OR VANDALISM?
The Account’s managers attempt to obtain comprehensive insurance on every building and property owned by the portfolio. Investors should be aware, however, that in individual markets, certain types of insurance coverage may be either unavailable or prohibitively priced, and that insurance coverage may not be adequate to cover all losses.
F3. HOW IS INVESTMENT RISK MANAGED IN THE REAL ESTATE ACCOUNT?
Investment risk is managed through geographic and property-type asset diversification, extensive analysis of tenants’ credit and appropriate diversification of future lease expirations. Investments are primarily made in core assets that are generally stable.

FREQUENTLY ASKED QUESTIONS
____________________________________________________________________________________________

Please note that there are other risks associated with an investment in the Account. For more information, please see the section of the latest TIAA Real Estate Account’s Prospectus entitled “Risks”.
G. PERFORMANCE: RISK INDICATORS
G1. WHAT IS THE REAL ESTATE ACCOUNT’S BETA?
The beta of a stock fund measures the volatility that a fund experiences relative to the stock market as a whole, as measured by a specific market index (such as the S&P 500® Index). The Account invests in real properties and other real estate-related assets, including real estate investment trusts (REITs), and non-real estate-related assets such as short-term and other types of liquid, fixed income investments. Given that there is currently no publicly traded market or appropriate representative market index by which the Account can be appropriately compared, beta is not a meaningful measure for the Account.
G2. WHAT IS THE REAL ESTATE ACCOUNT’S VOLATILITY AND HOW DOES IT COMPARE TO THAT OF OTHER ASSET CLASSES?
When investors measure risk, they typically refer to the volatility of returns over time. Volatility is captured in the statistical measurement of standard deviation, which illustrates the degree to which returns tend to deviate from an average over a specific period of time. Clearly, the smaller the standard deviation, the less variability in returns from period to period, and theoretically, the less ‘risky’ the investment. Of course, volatility characteristics may change over time. There may be periods of stability followed by periods of turbulence over the history of an asset class. The following table shows the volatility of annualized 3, 5 and 10 year returns of various asset classes compared to that of the Account.

STANDARD DEVIATION (%) ANNUALIZED AS OF SEPTEMBER 30, 2022

	3 YEARS	5 YEARS	10 YEARS	SINCE INCEPTION	INDEX
	10/01/2019 - 09/30/2022	10/01/2017 - 09/30/2022	10/01/2012 - 09/30/2022	10/2/1995 - 09/30/2022
TIAA Real Estate Account	3.0	2.5	2.0	3.5
Stocks	20.3	18.1	14.4	15.4	S&P 500® Index
Bonds	5.4	4.8	3.9	3.8	Bloomberg U.S. Aggregate Bond Index
Cash	0.2	0.3	0.2	0.6	FTSE 3Mo Treasury Index
REITs	22.0	19.1	16.3	19.6	FTSE NAREIT All Equity REITs Total Return Index
S&P 500 is a registered trademark and service mark of the McGraw-Hill Companies.
FTSE is a trademark of the London Stock Exchange plc and The Financial Times Limited. NAREIT (National Association of Real Estate Investment Trusts) is a trade association that represents U.S. real estate investment trusts (REITs) and publicly traded real estate companies.
Calculations based on monthly total returns. Index data source: Factset
As outlined in the table above, the volatility of the Account has been 3.0% over the past three years and 2.5% over the past five years, compared to the ten year volatility of 2.0% and 3.5% since inception. The Account’s volatility over these periods is considerably below that of stocks and REITs as measured by the S&P 500 Index and the FTSE NAREIT All Equity REITs Total Return Index, respectively. The Account’s volatility is below that of bonds over the past three years, five, and ten years, as well as since inception as measured by the Bloomberg U.S. Aggregate Bond Index and, as expected, considerably above cash as measured by the FTSE 3 Month Treasury Index. There is no guarantee that such relative low volatility compared to stocks and REITs will continue going forward.
G3. IS THE REAL ESTATE ACCOUNT A GOOD DIVERSIFIER?
The adage “don’t put all your eggs in one basket” refers to the concept of diversification. In a financial environment, investing in asset classes that behave similarly is like putting all your eggs in the same basket. One indicator of the relationship between different asset classes is correlation. Correlation is a statistical measure that indicates how

FREQUENTLY ASKED QUESTIONS
____________________________________________________________________________________________

closely together the returns of two asset classes move over time. An asset class is considered a good portfolio diversifier if its correlation to other asset classes in a portfolio is low or negative. Correlations range from -1.0 to 1.0. A correlation of 1.0 indicates that the assets’ returns move together in unison, e.g., when Asset A increases by 10%, Asset B increases by 10% as well. Conversely, a correlation of -1.0 indicates that the assets move in opposite directions, e.g., when Asset A increases by 10%, Asset B decreases by 10%.

Correlation Matrix
Ten-Year Period Ended September 30, 2022
	TIAA REA	STOCKS	BONDS	CASH	REITs	INDEX
TIAA Real Estate Account	1.00	-0.18	-0.35	-0.38	0.09
Stocks	-0.18	1.00	0.24	-0.16	0.77	S&P 500® Index
Bonds	-0.35	0.24	1.00	0.18	0.42	Bloomberg U.S. Aggregate Bond Index
Cash	-0.38	-0.16	0.18	1.00	-0.16	FTSE 3Mo Treasury Index
REITs	0.09	0.77	0.42	-0.16	1.00	FTSE NAREIT All Equity REITs Total Return Index
S&P 500 is a registered trademark and service mark of the McGraw-Hill Companies.
FTSE is a trademark of the London Stock Exchange plc and The Financial Times Limited. NAREIT (National Association of Real Estate Investment Trusts) is a trade association that represents U.S. real estate investment trusts (REITs) and publicly traded real estate companies.
Correlation matrix based on quarterly total returns.
Index data source: Factset, NCREIF
The Account’s correlation to stocks, bonds, cash and REITs is low, at -0.18, -0.35, -0.38 and 0.09 respectively. REITs by comparison have shown a relatively strong correlation to stocks, at 0.77.
While the table above shows correlation of the Account to major stock, bond and cash indices, the following table illustrates the correlation of the NCREIF Property Index (NPI) to the same indices. This information is provided in order to illustrate correlation of the core, domestic real estate asset class to stocks and bonds, as opposed to correlation of the Account.

Correlation Matrix
Ten-Year Period Ended September 30, 2022
	NPI	STOCKS	BONDS	CASH	REITs	INDEX
NPI	1.00	-0.12	-0.27	-0.48	0.12
Stocks	-0.12	1.00	0.24	-0.16	0.77	S&P 500® Index
Bonds	-0.27	0.24	1.00	0.18	0.42	Bloomberg U.S. Aggregate Bond Index
Cash	-0.48	-0.16	0.18	1.00	-0.16	FTSE 3Mo Treasury Index
REITs	0.12	0.77	0.42	-0.16	1.00	FTSE NAREIT All Equity REITs Total Return Index
Correlation matrix based on quarterly total returns.
Index data source: Factset, NCREIF
S&P 500 is a registered trademark and service mark of the McGraw-Hill Companies. FTSE is a trademark of the London Stock Exchange plc and The Financial Times Limited. NAREIT (National Association of Real Estate Investment Trusts) is a trade association that represents U.S. real estate investment trusts (REITs) and publicly traded real estate companies.
G4. WHAT IS THE SHARPE RATIO OF THE REAL ESTATE ACCOUNT?
The Sharpe ratio is one commonly used indicator of an investment's risk adjusted return. The Sharpe ratio measures excess return per unit of risk. In other words, the Sharpe ratio of an investment measures additional return above a risk-free rate (typically measured as the interest rate on a three month US treasury bill) divided by

FREQUENTLY ASKED QUESTIONS
____________________________________________________________________________________________

the investment risk, or standard deviation of returns. A higher Sharpe ratio indicates a higher risk-adjusted return.

The following table shows the three year, five year, ten year and since inception Sharpe ratios of the Real Estate
Account and those of stocks, bonds and REITs, as represented by the S&P 500 Index, Bloomberg U.S. Aggregate
Bond Index and the FTSE NAREIT All Equity REITs Total Return Index, respectively.

SHARPE RATIOS AS OF SEPTEMBER 30, 2022

	3 YEARS	5 YEARS	10 YEARS	SINCE INCEPTION	INDEX
	10/01/2019 - 09/30/2022	10/01/2017 - 09/30/2022	10/01/2012 - 09/30/2022	10/2/1995 - 09/30/2022
TIAA Real Estate Account	3.1	2.8	3.7	1.3
Stocks	0.4	0.5	0.8	0.4	S&P 500® Index
Bonds	-0.70	-0.30	0.10	0.60	Bloomberg U.S. Aggregate Bond Index
REITs	-0.10	0.20	0.40	0.40	FTSE NAREIT All Equity REITs Total Return Index
Sharpe ratio chart based on monthly total returns.
Index data source: Factset
As of September 30, 2022, the Real Estate Account had higher Sharpe ratios over the three, five and ten year periods compared to stocks, bonds and REITs. The Real Estate Account also had the highest Sharpe ratio since inception period (since 10/1995).

H. PERFORMANCE: RETURN INDICATORS
1. WHAT ARE THE HISTORICAL TOTAL RETURNS OF THE REAL ESTATE ACCOUNT?
Please see annual total returns in table below.
TIAA REAL ESTATE ACCOUNT ANNUAL RETURNS

YEAR	TOTAL RETURN (%)	YEAR	TOTAL RETURN (%)	YEAR	TOTAL RETURN (%)
1995*	1.30*	2008	-14.15	2021	17.87
1996	8.33	2009	-27.64
1997	10.07	2010	13.29
1998	8.07	2011	12.99
1999	8.17	2012	10.06
2000	10.66	2013	9.65
2001	6.29	2014	12.22
2002	3.41	2015	8.16
2003	7.50	2016	5.20
2004	12.57	2017	4.37
2005	14.02	2018	4.79
2006	14.04	2019	5.51
2007	13.80	2020	-0.84
* The 1995 performance figure represents cumulative return since inception. The Account’s inception date was October 2, 1995.

FREQUENTLY ASKED QUESTIONS
____________________________________________________________________________________________

TIAA REAL ESTATE ACCOUNT INVESTMENT PERFORMANCE SUMMARY*
FOR PERIOD ENDING SEPTEMBER 30, 2022

Net Assets (in $Bil.)	$31.6
Expense Ratio (Basis Points)**	77.0
1 Year (10/01/2021 - 09/30/22)	18.78%
5 Year (10/01/2017 - 09/30/22)	7.97%
10 Year (10/01/2012 - 09/30/22)	8.01%
Since Inception	6.66%
Inception Date	10/2/1995
* Total returns net of all fees
** Estimated annual expense deductions from the Account’s net assets for the period May 1, 2022 to April 30, 2023.
The performance data quoted represents past performance and is no guarantee of future results. Your returns and the principal value of your investment will fluctuate so that your accumulation units or shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted herein. For performance current to the most recent month, visit www.tiaa.org or call 888-842-0318.
H2. HOW DO THE REAL ESTATE ACCOUNT RETURNS COMPARE TO PUBLIC STOCK AND BOND INVESTMENTS?
The chart below illustrates the growth of a $1,000 initial investment in the Real Estate Account from the inception of the Account (October 2, 1995) through September 30, 2022 compared to a $1,000 investment in the S&P 500 Index and the Bloomberg U.S. Aggregate Bond Index over the same time period.

In general, investments with the potential for higher returns usually also involve higher risk, or volatility, for investors. However, the Real Estate Account has produced higher total returns than bonds, as represented by the Bloomberg U.S. Aggregate Bond Index, since the inception of the Account but with comparable volatility.
The Real Estate Account has produced lower total returns than stocks, as represented by the S&P 500 Index, since the inception of the Account but the lower return has been accompanied by lower volatility.

FREQUENTLY ASKED QUESTIONS
____________________________________________________________________________________________

The following table shows total returns and annual standard deviation of returns (volatility) from inception of the Real Estate Account through September 30, 2022.

	Annualized Total Return	Annual Standard Deviation	Index
Real Estate Account	6.66%*	3.5*
Bonds	4.26%	3.8	Bloomberg U.S. Aggregate Bond Index
Stocks	8.97%	15.4	S&P 500 Index
*Net of fees
H3. WHAT ARE THE REAL ESTATE ACCOUNT’S COMPARISON INDICES AND HOW DOES THE REAL ESTATE ACCOUNT’S PERFORMANCE COMPARE TO THAT OF ITS COMPARISON INDICES?
The Account is a unique product that allocates its investments to primarily directly-owned real estate and other real estate-related assets, such as REIT common stocks and secondarily to non-real estate related liquid short-term investments. The “Total Return” of the Account represents actual changes in unit values as reported to Account participants in the Account’s historical financial statements; in other words, the Total Return represents the actual performance of the Account.
However, management believes that a comparison of only the Account’s Total Return performance to that of a broad-based index or benchmark does not allow for the Account to be fairly evaluated and compared to other real estate funds, given its unique liquidity guarantee feature. Management believes the NCREIF Fund Index - Open End Diversified Core Equity ("NFI-ODCE") is the most appropriate index to compare to the performance of the Account. The National Council of Real Estate Fiduciaries ("NCREIF") calculates and publishes performance returns of the NFI-ODCE net of fees and expenses.
Please see the Quarterly Performance Analysis document for definitions and additional details on performance.
H4. WHAT IS THE DIFFERENCE BETWEEN THE ACTUAL TOTAL RETURNS AND THE ADJUSTED TOTAL RETURNS?
In order to more appropriately compare the performance of the Account with its peers in the NFI-ODCE, certain aspects of the Account’s historical performance have been adjusted to arrive at the Account’s “Adjusted Total Return.” Adjusting the Total Return of the Account allows for a more equitable assessment and comparison with the other open-ended direct real estate products contained in the NFI-ODCE that may not have a guaranteed liquidity feature and accompanying costs and cash drag embedded in the product.
The Account has historically held in excess of 15% of its net assets in liquid assets (as defined below) in normal circumstances and currently targets to hold between 15% and 25% of its net assets in liquid assets. The adjustments to arrive at Adjusted Total Return effectively remove the low point of this range (the lesser of 15% or the percentage of cash in the Account), as this has generally been the minimum liquid asset level deemed appropriate by management in recent years.
To calculate the Adjusted Total Return, the Account’s total return is adjusted by removing the effect of (i) cash and all liquid, fixed income securities (collectively, “Liquid Assets”) held by the Account at the end of each period (only to the extent such Liquid Assets comprised 15% of the Account’s net assets as of such dates) and (ii) the actual expense charge associated with the liquidity guarantee provided to the Account by TIAA.
Please see the Quarterly Performance Analysis document for definitions and additional details on performance.
H5. WHAT ARE THE INTERNAL RATES OF RETURN (IRR) FOR THE REAL ESTATE ACCOUNT?
While the IRR may be calculated for the underlying properties within the Account, it is neither an applicable measurement nor a good indication of performance for open-end accounts such as the Account. In managing the Account, its portfolio management team has little control over the timing of participant cash flows into or out of the Account.

FREQUENTLY ASKED QUESTIONS
____________________________________________________________________________________________

H6. IS THE REAL ESTATE ACCOUNT INCLUDED IN A GIPS® COMPLIANT COMPOSITE?
Yes. The TIAA Real Estate GIPS Firm is compliant with the Global Investment Performance Standards (GIPS®). The TIAA Real Estate Account is in the GIPS® Firm definition and is included in the GIPS® compliant Domestic Real Estate Composite.
TIAA Real Estate (the "Firm") has, for the periods from January 1, 2008 through December 31, 2020, established policies and procedures for complying with the Global Investment Performance Standards (GIPS®) related to composite and pooled fund maintenance and the calculation, presentation, and distribution of performance that are designed in compliance with the GIPS® standards, as well as whether these policies and procedures have been implemented on a firm-wide basis. GIPS® is a registered trademark of the CFA Institute.

TIAA Real Estate claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS® standards. TIAA Real Estate has been independently verified for the period January 1, 2008 through December 31, 2020. The verification report(s) is/are available upon request. A firm that claims compliance with the GIPS® standards must establish policies and procedures for complying with all the applicable requirements of the GIPS® standards. Verification provides assurance on whether the firm's policies and procedures related to composite and pooled fund maintenance, as well as the calculation, presentation, and distribution of performance, have been designed in compliance with the GIPS® standards and have been implemented on a firm-wide basis. Verification does not provide assurance on the accuracy of any specific performance report.

For GIPS® purpose, the firm is defined as TIAA Real Estate a distinct unit managed by a dedicated portfolio management team of officers of Teachers Insurance and Annuity Association of America ("TIAA"). The TIAA portfolio management team is supported by members of Nuveen Real Estate (NRE), an affiliate of TIAA. NRE is the real estate investment management division of Nuveen, the global asset management business of Teachers Insurance and Annuity Association of America ("TIAA").

A fully compliant GIPS® Composite presentation and/or a list and description of all TIAA composites will be made available upon request. For more information about GIPS® compliance and presentations, please contact your relationship manager.
I. MISCELLANEOUS
I1. IS THERE A DIFFERENCE BETWEEN INVESTING IN THE REAL ESTATE ACCOUNT AND A REIT (REAL ESTATE INVESTMENT TRUST) FUND?
Yes. There are several differences. First, when you invest in the Account, you are investing primarily in real estate that is directly owned by the Account. When you invest in a REIT fund, you invest in a fund that primarily buys securities of underlying publicly-traded REITs that own and manage direct real estate investments.
Second, because there are active, liquid markets for REITs, there are typically no limitations on transfers in and out of REIT funds. Conversely, transfers out of the Account are limited to once per calendar quarter. Please see FAQ D2 to see why transfers out of the Account are limited.
Third, under the Account’s current investment guidelines, it intends to maintain a loan-to-value ratio at or below 30% while the companies in which a REIT fund invests may leverage a higher or lower percentage of their assets. Please see FAQ A4 for more information regarding leverage in the Account.
Fourth, in addition to being subject to the risks of real estate investing, a REIT fund, unlike the Account, is also subject to market risk and company risk. The Account is subject to market and company risk to the extent of its liquid, fixed-income investments portfolio.
Fifth, there are some differences in expenses between the Account and a REIT fund. The Account's expense ratio (0.77% for the May 1, 2022 to April 30, 2023 period) includes operating costs associated with buying, selling, and managing the Account's portfolio of real estate properties and other assets. REIT fund expenses include costs associated with operating a mutual fund but do not include the operating costs of each individual REIT. REIT

FREQUENTLY ASKED QUESTIONS
____________________________________________________________________________________________

operating costs may be reflected in the performance of REIT stocks but are not included in REIT fund expense ratios.
Finally, the investment performance of REIT funds can vary substantially from the performance of the Account. For example, the Account’s volatility has been significantly lower than that of REITs over time. Over the three-, five-,ten-year, and since inception periods ended September 30, 2022, the Account realized consistently lower annualized standard deviations than REITs (as measured by the FTSE NAREIT All Equity REITs Total Return Index). Furthermore, REITs returns have been highly correlated to stocks, as represented by the S&P 500 while the Account has shown low correlation to not only stocks, but also bonds and cash (as represented by the Bloomberg U.S. Aggregate Bond Index and the FTSE3 Month Treasury Index, respectively). Please see FAQ F2 and FAQ F3 above for additional information.
I2. IS THERE A REAL ESTATE PEER GROUP OR MORNINGSTAR CATEGORY FOR THE TIAA REAL ESTATE ACCOUNT?
Due to the unique nature of the Account, it does not fit perfectly in any of the existing Morningstar categories. However, Morningstar currently includes the Account in its Miscellaneous Variable Annuity (VA) universe. This categorization can and does result in ratings and rankings that may not be appropriate.
Please refer to FAQ question G3 for more information on comparisons to real estate peer groups.
I3. WHERE CAN I GET MORE DETAILED INFORMATION ABOUT THE REAL ESTATE ACCOUNT?
On the TIAA website:
TIAA Real Estate Account Fact Sheet
Quarterly Performance Analysis
Securities and Exchange Commission (SEC) filings:
TIAA Real Estate Account Prospectus
TIAA Real Estate Account 10-Q

FREQUENTLY ASKED QUESTIONS
____________________________________________________________________________________________

This material is for informational or educational purposes only and does not constitute fiduciary investment advice under ERISA, a securities recommendation under all securities laws, or an insurance product recommendation under state insurance laws or regulations. This material does not take into account any specific objectives or circumstances of any particular investor, or suggest any specific course of action. Investment decisions should be made based on the investor’s own objectives and circumstances.
Annuity products are issued by TIAA (Teachers Insurance and Annuity Association), New York, NY.
Variable Annuity account options are available through contracts issued by TIAA or CREF. These contracts are designed for retirement or other long-term goals, and offer a variety of income options, including lifetime income. Payments from the variable annuity accounts and mutual funds are not guaranteed and will rise or fall based on investment performance.
In general, the value of the Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests.
The risks associated with investing in the Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus.
TIAA-CREF Individual & Institutional Services, LLC, Member FINRA, distributes securities products.
Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity, and may lose value.
You should consider the investment objectives, risks, charges and expenses of the Account carefully before investing. This presentation must be preceded or accompanied by a current prospectus for the Account. Please call 888-842-0318 or go to tiaa.org/advisors for additional copies that contain this and other information. Please read the prospectus carefully before investing.
The Account has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that the Account has filed with the Securities and Exchange Commission for more complete information about the Account and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at http://www.sec.gov. Alternatively, the Account's, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request by calling toll-free 800-842-2776. The Account prospectus may be accessed by clicking here:
TIAA Real Estate Account Prospectus
Any guarantees under annuities issued by TIAA are subject to TIAA’s claims paying ability. Payments under the TIAA Real Estate Account are variable and will rise and fall based on investment performance of the Account.
© 2022 Teachers Insurance and Annuity Association of America (TIAA), 730 Third Avenue, New York, NY 10017-3206.
2608863                                                     (12/22)